UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 4, 2010

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 414-908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                Submission of Matters to a Vote of Security Holders.

Weyco Group, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders on May 4, 2010.  The shareholders (i) elected two members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2013; and (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.  There were 11,337,370 outstanding shares eligible to vote as of March 1, 2010, the record date for the 2010 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the Annual Meeting in the year 2013, as well as the number of votes cast for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-votes
Tina Chang	9,930,043	38,697	614,208
Thomas W. Florsheim	9,843,376	125,364	614,208

The terms of office for the following directors continue until the Annual Meeting in the year set forth below:

Director	Term	Director	Term
Thomas W. Florsheim, Jr.	2011	John W. Florsheim	2012
Robert Feitler	2011	Frederick P. Stratton, Jr.	2012
		Cory L. Nettles	2012

At the 2010 Annual Meeting, the proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 received the following votes:

Amount
Votes for approval:	10,509,447
Votes against:	57,099
Abstentions:	16,402
Broker Non-votes:	0

*           *           *           *           *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	WEYCO GROUP, INC.

/s/ John Wittkowske
John Wittkowske
Senior Vice President/CFO